EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF TYCORE VENTURES INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Tycore Ventures Inc. for the quarter ended April 30, 2010, the undersigned, Bob Hart, President and Chief Executive Officer of Tycore Ventures Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Tycore Ventures Inc.

Date:  June 14, 2010

/s/ Bob Hart
Bob Hart
President and Chief Executive Officer, and principal financial officer